Exhibit 99.1

Investor Contact: Stewart A. Fisher
Executive Vice President and CFO
(610) 409-2225
stewart.fisher@accellent.com

For Immediate Release

Accellent Inc. Announces First Quarter 2007 Financial Results

Wilmington, MA. (May 14, 2007)—Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), announced results for the three months ended March 31, 2007.

First Quarter 2007 Financial Results

Net sales decreased 8% to $111.5 million in the first quarter of 2007 compared with $121.7 million in the corresponding period of 2006.  Sales were negatively impacted approximately 5% due to the previously disclosed ramp-down of a specific product line and approximately 4% due to orthopaedic end market conditions. Sequentially, sales improved 3% during the first quarter 2007 in comparison with the three months ended December 31, 2006.

The net loss for the first quarter of 2007 was $85.7 million compared to a net loss in the corresponding period of 2006 of $6.7 million.  The 2007 net loss includes a non-cash charge for impairment of goodwill and other intangible assets of $81.1 million incurred as a result of reduced growth expectations in the orthopaedic business, and a non-cash credit to compensation of $1.9 million related to the valuation of stock options.  The 2006 net loss included non-cash inventory step-up charges of $6.4 million related to the 2005 acquisition of the Company by Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and Bain Capital (“Bain”) and a $3.5 million gain on derivative instruments.

Adjusted EBITDA for the three months ended March 31, 2007 was $21.9 million or 19.6% of sales compared to Adjusted EBITDA of $25.7 million or 21.1% of sales in the corresponding period of 2006.  Adjusted EBITDA declined due to lower sales volume, partially offset by lower selling, general and administrative expenses.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial statements accompanying this press release.

Conference Call

Ken Freeman, Executive Chairman, and Stew Fisher, Executive Vice President and Chief Financial Officer, will discuss first quarter results in a conference call scheduled for today, May 14, 2007 at 5:00 p.m. Eastern Daylight Time.  The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (866) 800-8651 pass code 33422199.   Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software.  A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 53058206.

About Accellent

Accellent Inc. provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy and orthopaedic markets.  Accellent has broad capabilities in design & engineering services, precision component fabrication, finished device assembly and complete supply chain management.  These capabilities enhance customers’ speed to market and return on investment by allowing them  to refocus internal resources more efficiently.   For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on March 13, 2007.  All forward-looking statements are expressly qualified in their entirety by such factors.

Accellent Inc.
Consolidated Condensed Statements of Operations
(in thousands)
(unaudited)

	Three Months Ended March 31
	2007	2006
Net sales	$111,483	$121,680
Cost of sales	80,344	90,347
Gross profit	31,139	31,333
Selling, general & administrative expenses	12,489	16,980
Research & development expenses	740	976
Restructuring charges	672	1,730
Amortization of intangibles	4,301	4,301
Impairment of goodwill and other intangible assets	81,053	—
(Loss) income from operations	(68,116)	7,346
Interest expense, net	(16,157)	(15,762)
(Loss) gain on derivative instruments	(84)	3,454
Other income (expense)	21	(26)
Loss before income taxes	(84,336)	(4,988)
Income tax expense	1,412	1,674
Net loss	$(85,748)	$(6,662)

Accellent Inc.
Reconciliation of Net Loss to EBITDA to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31
	2007	2006
Net loss	$(85,748)	$(6,662)

Income tax expense	1,412	1,674
Interest expense, net	16,157	15,762
Depr. and amortization	9,052	8,173
EBITDA (1)	$(59,127)	$18,947

Impairment of goodwill and other intangibles	81,053	—
Restructuring charges	672	1,730
Stock-based compensation	(1,870)	1,712
Inventory step-up	—	6,422
Loss (gain) on derivative instruments	84	(3,454)
Non-cash expenses	474	—
Other	597	349
Adjusted EBITDA (1)	$21,883	$25,706

(1)             EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP.  EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, income tax expense, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual items, non-cash items, the pro forma effect of acquisitions as if they had taken place at the beginning of the periods covered by the covenant calculation and other adjustments, all of which are required in calculating covenant ratios and compliance under the indenture governing our senior subordinated notes and under our senior secured credit facility. For the periods presented, Adjusted EBITDA includes adjustments for: restructuring and other related charges, impairment of goodwill and other intangible assets, gains and losses from derivative instruments, gain on sale of property, non-operating currency transaction losses, certain stock compensation related charges, severance, write-off of inventory step-up, executive relocation, CEO search costs, non-cash consulting expenses and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indenture governing our senior subordinated notes and under our senior secured credit facility.  Adjusted EBITDA is a material component of these covenants.  We also present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.

Accellent Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2007	December 31, 2006

Assets
Current assets
Cash and cash equivalents	$9,209	$2,746
Accounts receivable, net	52,205	49,994
Inventories	62,482	57,962
Prepaid expenses and other	4,027	4,169
Total current assets	127,923	114,871
Property and equipment, net	130,763	128,573
Goodwill	798,827	847,213
Intangibles, net	220,649	258,904
Deferred financing costs and other assets	22,200	24,033
Total assets	$1,300,362	$1,373,594

Liabilities and stockholder’s equity
Current liabilities
Current portion of long-term debt	$4,012	$4,014
Accounts payable	22,256	20,338
Accrued expenses	37,094	27,262
Total current liabilities	63,362	51,614
Notes payable and long-term debt	700,640	696,515
Other long-term liabilities	36,663	39,205
Total liabilities	800,665	787,334
Stockholder’s equity	499,697	586,260
Total liabilities and stockholder’s equity	$1,300,362	$1,373,594